EX-99.906 CERT
Dow Target Variable Fund LLC
JUNE 30, 2007
SECTION 906 CERTIFICATIONS
John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of Dow Target Variable Fund LLC (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for June 30, 2007 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 5, 2007	September 5, 2007

Date /s/ John J. Palmer	Date /s/ R. Todd Brockman

John J. Palmer President and Manager Dow Target Variable Fund LLC	R. Todd Brockman Treasurer Dow Target Variable Fund LLC
A signed original of this written statement required by Section 906 has been provided to Dow Target Variable Fund LLC and will be retained by Dow Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.